Exhibit 99.01

Glu Reports Third Quarter 2018 Financial Results

  Revenue increased to $99.3 million from $81.1 million year-over-year
  Record bookings increased 17.5% year-over-year and 1% sequentially to $100.7 million
  Company raises 2018 full year bookings guidance to a range of $380.7 million to $382.7 million
  Design Home peaks at #5 top grossing game on U.S. App Store for iPhone

SAN FRANCISCO--(BUSINESS WIRE)--November 6, 2018--Glu Mobile Inc. (NASDAQ:GLUU), a leading global developer and publisher of free-to-play mobile games, today announced financial results for its third quarter ended September 30, 2018. The company also provided an outlook for its financial performance in the third quarter and increased its financial guidance for the full year 2018.

Third Quarter 2018 Financial Highlights:

	Three Months Ended
in millions, except per share data	September 30, 2018	September 30, 2017

Revenue	$99.3	$81.1
Gross margin	61.2%	60.9%
Net loss	($0.3)	($11.7)
Net loss per share – basic and diluted	($0.00)	($0.09)
Weighted-average common shares outstanding – basic and diluted	142.4	135.7
Cash generated from operations excluding royalty advances	$17.7	$3.0
Cash paid for royalty advances that are included in cash generated from operations	($0.1)	($3.9)
Cash and cash equivalents	$80.8	$62.9

Additional Financial Information
	Three Months Ended		Guidance provided for three months ended September 30, 2018
	September 30, 2018	September 30, 2017	Low	High
Bookings	$100.7	$85.7	$94.0	$96.0
Platform commissions, excluding any impact of deferred platform commissions *	$26.1	$22.2	$23.9	$24.3
Royalties, excluding any impact of deferred royalties*	$7.1	$6.3	$6.9	$7.0
Hosting and other costs	$1.6	$1.8	$1.8	$1.8
User acquisition and marketing expenses	$24.2	$25.7	$22.9	$23.2
Adjusted other operating expenses*	$30.0	$30.7	$30.0	$30.2
Depreciation	$1.0	$0.8	$1.0	$1.0

* Platform commissions, excluding any impact of deferred platform commissions, Royalties, excluding any impact of deferred royalties, and Adjusted other operating expenses are non-GAAP financial measures. These non-GAAP financial items should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for these non-GAAP financial items to the most directly comparable financial items based on GAAP are provided in GAAP to Adjusted results reconciliation table.

Nick Earl, Chief Executive Officer, stated, “Glu continued the strong momentum established in the first half of the year as bookings reached a record level in the third quarter with another quarter of increased profitability on an adjusted EBITDA basis. These better than expected results were driven by continued strength in our Growth games and the improvements in our live operations and merchandising."

“As we head into the end of the year, we believe we have made significant strides in fostering creativity, simplifying operations and focusing on profitable growth and free cash flow. Looking further ahead, we believe the best approach to increasing shareholder value is to continue to focus our resources on our live operations while stacking bookings on top of our strong foundation with new potential Growth titles,” said Nick Earl.

Eric R. Ludwig, Chief Operating Officer and Chief Financial Officer, said, “Our strong top line marks our seventh consecutive quarter of reporting improved year over year bookings growth. This accomplishment reflects our decision to pivot away from celebrity titles and focus our resources on Growth games that can grow bookings year over year while generating sustainable profitability and free cash flow. These improved financial results and our increased outlook for the full year put us on track for a record 2018 in terms of bookings, adjusted EBITDA profitability and free cash flow. We believe we remain on track to reach our long-term financial goals and are excited about our future."

Financial Outlook as of November 6, 2018:

Glu is providing its financial outlook for the fourth quarter of 2018 and updating guidance for the full year 2018 as follows:

Fourth Quarter 2018 Guidance:

In millions	Low	High
Bookings	$94.3	$96.3
Platform commissions, excluding any impact of deferred platform commissions	$24.8	$25.2
Royalties, excluding any impact of deferred royalties	$5.8	$6.0
Hosting costs	$1.7	$1.8
User acquisition and marketing expenses	$22.5	$22.6
Adjusted other operating expenses	$31.0	$31.2
Depreciation	$1.0	$1.0

Supplemental information:
Income tax	$0.1	$0.1
Stock-based compensation	$7.0	$7.0
Amortization of intangible assets	$1.4	$1.4
Weighted-average common shares outstanding – basic	143.8	143.8
Weighted-average common shares outstanding – diluted	156.9	156.9

Full Year 2018 Guidance:

In millions	Low	High
Bookings	$380.7	$382.7
Platform commissions, excluding any impact of deferred platform commissions	$100.1	$100.5
Royalties, excluding any impact of deferred royalties	$25.8	$26.0
Hosting costs	$6.8	$6.9
User acquisition and marketing expenses	$94.2	$94.3
Adjusted other operating expenses	$118.5	$118.7
Depreciation	$3.9	$3.9

Supplemental information:
Income tax	$0.6	$0.6
Stock-based compensation	$24.5	$24.5
Transitional costs	$1.6	$1.6
Restructuring costs	$0.3	$0.3
Amortization of intangible assets	$8.6	$8.6
Weighted-average common shares outstanding – basic	141.5	141.5
Weighted-average common shares outstanding – diluted	151.2	151.2
Cash and cash equivalents balance	At least $90.0

Glu does not provide guidance on a GAAP basis primarily due to the fact that Glu is unable to predict, with reasonable accuracy, future changes in its deferred revenue and corresponding cost of revenue. The amount of Glu’s deferred revenue and cost of revenue for any given period is difficult to predict due to differing estimated useful lives of paying users across games, variability of monthly revenue, platform commissions and royalties by game and unpredictability of revenue from new game releases. Future changes in deferred revenue and deferred cost of revenue are uncertain and could be material to Glu’s results computed in accordance with GAAP. Accordingly, Glu is unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure without unreasonable effort.

Quarterly Conference Call Information:

Glu will discuss its quarterly results via teleconference today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Please dial (866) 582-8907 (domestic), or (760) 298-5046 (international), with conference ID # 5897009 to access the conference call at least five minutes prior to the 2:00 p.m. Pacific Time start time. A live webcast and replay of the call will also be available on the investor relations portion of the company's website at www.glu.com/investors. An audio replay will be available between 5:00 p.m. Pacific Time, November 6, 2018, and 8:59 p.m. Pacific Time, November 13, 2018, by calling (855) 859-2056, or (404) 537-3406, with conference ID # 5897009.

Disclosure Using Social Media Channels

Glu currently announces material information to its investors using SEC filings, press releases, public conference calls and webcasts. Glu uses these channels as well as social media channels to announce information about the company, games, employees and other issues. Given SEC guidance regarding the use of social media channels to announce material information to investors, Glu is notifying investors, the media, its players and others interested in the company that in the future, it might choose to communicate material information via social media channels or, it is possible that information it discloses through social media channels may be deemed to be material. Therefore, Glu encourages investors, the media, players and others interested in Glu to review the information posted on the company forum (http://ggnbb.glu.com/forum.php) and the company Facebook site (https://www.facebook.com/glumobile) and the company twitter account (https://twitter.com/glumobile). Investors, the media, players or other interested parties can subscribe to the company blog and twitter feed at the addresses listed above. Any updates to the list of social media channels Glu will use to announce material information will be posted on the Investor Relations page of the company's website at www.glu.com/investors.

Use of Non-GAAP Financial Measures

To supplement Glu's unaudited condensed consolidated financial data presented in accordance with GAAP, Glu uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Glu's results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Glu include historical and estimated bookings, platform commissions, excluding any impact of deferred platform commissions, royalties, excluding any impact of deferred royalties, and adjusted operating expenses. These non-GAAP financial measures exclude the following items from Glu's unaudited consolidated statements of operations:

  Change in deferred platform commissions;
  Change in deferred royalties;
  Non-cash warrant benefit/(expense)
  Impairment and amortization of intangible assets;
  Stock-based compensation expense;
  Restructuring charges;
  Transitional costs; and
  Litigation costs.

Bookings do not reflect the deferral of certain game revenue that Glu recognizes over the estimated useful lives of paying users of Glu’s games and excludes changes in deferred revenue.

Glu may consider whether significant items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Glu believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Glu's performance by excluding certain items that may not be indicative of Glu's core business, operating results or future outlook. Glu's management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing Glu's operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of Glu's performance to prior periods.

Cautions Regarding Forward-Looking Statements

This news release contains forward-looking statements, including those regarding our “Financial Outlook as of November 6, 2018” (“Fourth Quarter 2018 Guidance” and “Full Year 2018 Guidance”), and the statements that we believe we have made significant strides in fostering creativity, simplifying operations and focusing on profitable growth and free cash flow; we believe the best approach to increasing shareholder value is to continue to focus our resources on our live operations while stacking bookings on top of our strong foundation with new potential Growth titles; these improved financial results and our increased outlook for the full year put us on track for a record 2018 in terms of bookings, adjusted EBITDA profitability and free cash flow; and we believe we remain on track to reach our long-term financial goals. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: the risk that consumer demand for smartphones, tablets and next-generation platforms does not grow as significantly as we anticipate or that we will be unable to capitalize on any such growth; the risk that we do not realize a sufficient return on our investment with respect to our efforts to develop free-to-play games for smartphones, tablets and next-generation platforms, the risk that we will be unable build successful Growth titles that provide predictable bookings and year over year growth; the risk that we will not be able to maintain our good relationships with Apple and Google; the risk that our development expenses for games for smartphones, tablets and next-generation platforms are greater than we anticipate; the risk that our recently and newly launched games are less popular than anticipated or decline in popularity and monetization rate more quickly than we anticipate; the risk that our newly released games will be of a quality less than desired by reviewers and consumers; the risk that the mobile games market, particularly with respect to free-to-play gaming, is smaller than anticipated; the risk that we may lose a key intellectual property license; the risk that we are unable to recruit and retain qualified personnel for developing and maintaining the games in our product pipeline resulting in reduced monetization of a game, product launch delays or games being eliminated from our pipeline altogether; and other risks detailed under the caption "Risk Factors" in our Form 10-Q filed with the Securities and Exchange Commission on August 8, 2018 and our other SEC filings. You can locate these reports through our website at http://www.glu.com/investors. We are under no obligation, and expressly disclaim any obligation, to update or alter our forward-looking statements whether as a result of new information, future events or otherwise.

About Glu Mobile

Glu Mobile (NASDAQ: GLUU) is a leading creator of mobile games. Founded in 2001, Glu is headquartered in San Francisco with Bay Area studios in Burlingame and San Mateo, and international locations in Toronto and Hyderabad. With a history spanning over a decade, Glu’s culture is rooted in taking smart risks and fostering creativity to deliver world-class interactive experiences for our players. Glu’s diverse portfolio features top-grossing and award-winning original and licensed IP titles including, Cooking DASH, Covet Fashion, Deer Hunter, Design Home, MLB Tap Sports Baseball and Kim Kardashian: Hollywood available worldwide on various platforms including the App Store and Google Play. For more information, visit www.glu.com or follow Glu on Twitter, Facebook and Instagram.

COOKING DASH, COVET FASHION, DEER HUNTER, DESIGN HOME, TAP SPORTS, GLU, GLU MOBILE, and the 'g' character logo are trademarks of Glu Mobile Inc.

Glu Mobile Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
	Three Months Ended		Nine Months Ended
	September	September	September	September
	2018	2017	2018	2017

Revenue	$99,285	$81,148	$270,921	$206,615

Cost of revenue:
Platform commissions, royalties and other	34,384	28,898	95,937	74,519
Impairment of prepaid royalties and minimum guarantees	-	464	99	1,256
Impairment and amortization of intangible assets	4,167	2,363	7,102	8,796
Total cost of revenue	38,551	31,725	103,138	84,571
Gross profit	60,734	49,423	167,783	122,044

Operating expenses:
Research and development	23,839	22,004	69,381	71,025
Sales and marketing	28,874	29,776	85,425	78,015
General and administrative	8,095	8,698	23,593	25,873
Restructuring charge	160	1,402	240	6,040
Total operating expenses	60,968	61,880	178,639	180,953

Loss from operations	(234)	(12,457)	(10,856)	(58,909)

Interest and other income / (expense), net	96	(271)	(521)	(340)

Loss before income taxes	(138)	(12,728)	(11,377)	(59,249)
Income tax benefit/(provision)	(118)	1,057	(500)	1,246
Net loss	$(256)	$(11,671)	$(11,877)	$(58,003)

Net loss per common share - basic and diluted	$(0.00)	$(0.09)	$(0.08)	$(0.43)

Weighted average common shares outstanding - basic and diluted	142,378	135,726	140,685	135,047

Glu Mobile Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)
	September 30,	December 31,
	2018	2017

ASSETS
Cash and cash equivalents	$80,781	$63,764
Accounts receivable, net	38,008	34,673
Prepaid royalties	7,020	2,994
Deferred royalties	4,288	4,364
Deferred platform commission fees	25,103	20,446
Restricted Cash	110	602
Prepaid expenses and other current assets	8,128	10,733
Total current assets	163,438	137,576

Property and equipment, net	12,788	14,630
Long-term prepaid royalties	3,822	9,302
Other long-term assets	2,598	3,299
Intangible assets, net	11,162	18,264
Goodwill	116,227	116,227
Total assets	$310,035	$299,298

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$16,951	$21,203
Accrued liabilities	1,703	1,154
Accrued compensation	13,189	20,603
Accrued royalties	13,651	11,782
Accrued restructuring	548	759
Deferred revenue	83,202	77,403
Total current liabilities	129,244	132,904
Long-term accrued royalties	3,597	7,300
Other long-term liabilities	5,289	5,234
Total liabilities	138,130	145,438

Common stock	14	14
Additional paid-in capital	611,053	589,962
Accumulated other comprehensive income (loss)	(1)	(6)
Accumulated deficit	(439,161)	(436,110)
Total stockholders' equity	171,905	153,860
Total liabilities and stockholders' equity	$310,035	$299,298

Glu Mobile Inc.
GAAP to Adjusted Results Reconciliation
(in thousands)
(unaudited)	Three Months Ended
	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,
	2017	2017	2017	2018	2018	2018
GAAP platform commissions	$17,595	$21,063	$20,787	$21,729	$23,250	$25,650
Change in deferred platform commissions	3,583	1,107	707	1,477	2,768	413
Platform Commissions, excluding any impact of deferred platform commissions	$21,178	$22,170	$21,494	$23,206	$26,018	$26,063

GAAP royalties (including impairment of royalties and minimum guarantees)	$5,468	$6,473	$31,311	$5,506	$6,631	$7,141
Change in deferred royalties	1,032	(153)	355	15	767	(70)
Royalties, excluding any impact of deferred royalties	$6,500	$6,320	$31,666	$5,521	$7,398	$7,071

GAAP other operating expenses (GAAP operating expenses excluding user acquisition and marketing expenses)	$37,341	$36,138	$34,516	$35,263	$34,929	$36,797
Stock-based compensation	(3,523)	(3,575)	(4,424)	(6,308)	(5,343)	(5,879)
Transitional costs	(1,924)	(506)	(336)	(919)	(13)	-
Restructuring charge	(926)	(1,402)	21	(80)	-	(160)
Litigation Costs	-	-	-	-	-	(717)
Adjusted other operating expenses	$30,968	$30,655	$29,777	$27,956	$29,573	$30,041

In addition to the reasons stated above, which are generally applicable to each of the items Glu excludes from its non-GAAP financial measures, Glu believes it is appropriate to exclude certain items for the following reasons:

Change in Deferred Platform Commissions and Deferred Royalties. At the date we sell certain premium games and micro-transactions, Glu has an obligation to provide additional services and incremental unspecified digital content in the future without an additional fee. In these cases, we recognize any associated cost of revenue, including platform commissions and royalties, on a straight-line basis over the estimated life of the paying user. Internally, Glu’s management excludes the impact of the changes in deferred platform commissions and deferred royalties related to its premium and free-to-play games in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. Glu believes that excluding the impact of the changes in deferred platform commissions and deferred royalties from its operating results is important to facilitate comparisons to prior periods and to understand Glu’s operations.

Non-cash Warrant (benefit)/expense. Glu recorded non-cash charges related to the warrants to purchase shares of common stock issued to certain brand holders as part of third party licensing, development and publishing arrangements. These charges were recorded in cost of revenue. When evaluating the performance of its consolidated results, Glu does not consider non-cash warrant charges as it places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with any warrants. As the non-cash warrant expense impacts comparability from period to period Glu believes that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

Impairment and amortization of Intangible Assets. When analyzing the operating performance of an acquired entity or intangible asset, Glu's management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, Glu's management excludes the GAAP impact of acquired intangible assets to its financial results. Glu believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

Stock-Based Compensation Expense. Glu applies the fair value provisions of Accounting Standard Codification Topic 718, Compensation-Stock Compensation (“ASC 718”). ASC 718 requires the recognition of compensation expense, using a fair-value based method, for costs related to all share-based payments. Glu's management team excludes stock-based compensation expense from its short and long-term operating plans. In contrast, Glu's management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Glu places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants. Glu believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its business.

Restructuring Charges. Glu undertook restructuring activities in the first, second and third quarters of 2017 and recorded cash restructuring charges due to the termination of certain employees in Asia and certain U.S. offices. Glu recorded the severance costs as an operating expense when it communicated the benefit arrangement to the employee and no significant future services, other than a minimum retention period, were required of the employee to earn the termination benefits. Additionally, Glu recorded restructuring charges upon exiting portions of certain facilities in Asia and the U.S. in 2017 and the first quarter of 2018. Glu believes that these restructuring charges do not reflect its ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

Transitional Costs. GAAP requires expenses to be recognized for various types of events associated with a business acquisition such as legal, accounting and other deal related expenses. Glu incurred various costs related to the divestiture of its Moscow studio and the acquisition and integration of Crowdstar and Dairy Free Games into Glu’s operations. Glu recorded these acquisition and transitional costs as operating expenses when they were incurred. Glu believes that these acquisition and transitional costs affect comparability from period to period and that investors benefit from a supplemental non-GAAP financial measure that excludes these expenses.

Litigation costs. Glu incurred legal costs related to the complaint filed by the former Chief Executive Officer of Crowdstar in the Superior Court of the State of California for the County of Santa Clara against Glu, Time Warner Inc., Intel Capital Corporation, Middlefield Ventures Inc., Rachel Lam, Jose Blanc and additional yet-to-be-named defendants. Glu believes that these legal costs have no direct correlation to the operation of its ongoing core business and affect comparability from period to period and, as a result, that investors benefit from a supplemental non-GAAP financial measure that excludes these expenses.

CONTACT:
Investor Relations:
Bob Jones / Taylor Krafchik
Ellipsis
IR@glu.com
646-776-0886